AT THE COMPANY:                              Edelman Public Relations:
Investor Relations                           Chris Barber
E-mail: invrel@elcom.com                     (617) 878-2000 x3005
Voicemail: (781) 501-4094                    chris_barber@edelman.com


FOR IMMEDIATE RELEASE:


              ELCOM INTERNATIONAL, INC. ENGAGES DRESDNER KLEINWORT
                        BENSON AS ITS FINANCIAL ADVISOR

DrKB to Assist Elcom to Evaluate Options to Maximize Stockholder Value

NORWOOD, MA, JANUARY 10, 2001 - Elcom International, Inc. (Nasdaq: ELCO), today announced that it has engaged Dresdner Kleinwort Benson ("DrKB") to identify and evaluate options available to the Company to maximize stockholder value. These actions will focus on strategic financing alternatives for elcom, inc., the Company's eProcurement and eMarketplace technology subsidiary, which may include discussions with potential strategic investors and also may include a future initial public offering for elcom, inc. Dresdner Bank AG recently announced that it has acquired all of the shares of Wasserstein Perella Group, Inc., and that Wasserstein Perella and Dresdner Kleinwort Benson (the investment banking division of the Dresdner Bank Group) would be combined to operate under the brand name "Dresdner Kleinwort Wasserstein."

"We are very pleased to be working with DrKB. As one of the leading international investment banks, DrKB brings a global range of experience, knowledge and success to bear on helping us to maximize our global opportunities and value. We're delighted to know that DrKB will be combining operations with a U.S.-based firm of the quality of Wasserstein Perella. We expect to evaluate and examine various options, including a direct investment in elcom, inc., or a strategic arrangement with a major technology partner who might look to have access to our eProcurement and eMarketplace technologies. We believe we can unlock potential value for our shareholders and, subject to overall market conditions, we intend to continue to position elcom, inc. for a possible initial public offering," said Robert J. Crowell, the Company's Chairman and CEO.

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         10 Oceana Way - Norwood, MA 02062 --- voice (781) 501-4333 ---
                               fax (781) 762-1540
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About Elcom International, Inc.
Elcom International, Inc. (www.elcominternational.com), through its wholly-owned subsidiaries, develops, licenses, and uses Internet-based eProcurement systems, including PECOS Internet Procurement Manager, (elcom, inc.'s remotely-hosted automated procurement system) and digital marketplace enabling technologies. Elcom Services Group, Inc., provides enterprise-based computer products and value-added services to companies nationwide. elcom, inc. operates Starbuyer.com, its B2B Digital Marketplace, through which it offers business products, including PC-oriented and office products which are automatically sourced using the Company's electronic commerce and automated procurement and sourcing technology. elcom, inc. (www.elcom.com), the Company's technology and eProcurement subsidiary, licenses its PECOS technologies to customers of Elcom Services Group and to other companies and competes against companies like Ariba, Inc., Commerce One, PurchasePro.com, and Clarus Corporation.

Statement Under the Private Securities Litigation Reform Act
This press release includes statements that may constitute forward-looking statements. All statements other than statements of historical fact, including, without limitation, those with respect to the Company's objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Such risks and uncertainties include: the overall markets' and individual customers' acceptance and usage of the Company's electronic commerce software systems, the receptiveness of the capital markets to technology-related companies, corporate demand for (and price decreases of) PC products and other office products, changes in manufacturer policies reducing price protection and tightening on returns and other policies, the risks of doing business in foreign countries, and the impact of competitive technology products, competitive pricing pressures and the availability and terms of appropriate working capital and/or other financing, including for elcom, inc., the Company's subsidiary, as well as factors and other risks detailed in the Company's Registration Statement on Form S-3 and from time to time in the Company's other reports filed with the SEC. The Company assumes no obligation to update any of the information contained or referenced in this announcement.

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